Calculation of Filing Fee Tables
S-8
Flowco Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	581,839	$ 20.32	$ 11,822,968.48	0.000087	$ 1,028.60
Total Offering Amounts:						$ 11,822,968.48		$ 1,028.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,028.60
Offering Note
[1]	(1) This Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 581,839 shares of Class A common stock, par value $0.0001 per share (the "Common Stock"), of Flowco Holdings Inc., a Delaware corporation, that may be delivered with respect to awards under the Flowco Holdings Inc. 2025 Equity and Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan. The proposed maximum offering price per share and maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on November 4, 2026 ($21.50 and $19.14, respectively).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources